UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Carter’s, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 19, 2021 (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors

Each of the nine director nominees were elected to a one-year term. The voting results were as follows:

Name	Total votes for	Total votes against	Total votes abstained	Broker non-votes
Hali Borenstein	39,768,637	490,284	20,379	1,131,605
Giuseppina Buonfantino	40,034,607	224,413	20,280	1,131,605
Michael D. Casey	39,198,684	1,060,697	19,919	1,131,605
A. Bruce Cleverly	38,687,047	1,571,356	20,897	1,131,605
Jevin S. Eagle	39,748,710	509,683	20,907	1,131,605
Mark P. Hipp	40,005,637	252,754	20,909	1,131,605
William J. Montgoris	39,291,033	967,337	20,930	1,131,605
David Pulver	39,144,376	1,114,002	20,922	1,131,605
Gretchen W. Schar	40,038,565	219,941	20,794	1,131,605

2. Advisory Vote on Executive Compensation for Named Executive Officers

The shareholders of the Company approved, on an advisory basis, the 2020 compensation awarded to the Company’s named executive officers as disclosed in the Company’s proxy statement filed in connection with the Annual Meeting. The voting results were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
39,289,796	861,444	128,060	1,131,605

3. Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2021. The voting results were as follows:

Total votes for	Total votes against	Total votes abstained
40,515,889	881,699	13,317

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

May 21, 2021	By:	/s/ Scott F. Duggan
	Name:	Scott F. Duggan
	Title:	Senior Vice President, General Counsel and Secretary